MediaOne Group, Inc.
              RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                       PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                                            Quarter
                                                            Ended
                                                            3/31/99          3/31/98
-                                                           ----------      -----------
Income from continuing operations
  before income taxes                                      $     (148)      $     (328)
Interest expense (net of amounts
  capitalized)                                                     96              150
Interest factor on rentals (1/3)                                    1                4
Equity losses in unconsolidated
  ventures (less than 50% owned)                                  102               75
Minority interest expense                                          49               32
                                                           -----------      -----------
Earnings                                                   $      100       $      (67)
                                                           ===========      ===========

Interest expense                                           $       99       $      160
Interest factor on rentals (1/3)                                    1                4
Minority interest expense                                          49               32
Preferred stock dividends (pre-tax
  equivalent)                                                      23               23
                                                           -----------      -----------
Fixed charges                                              $      172       $      219
                                                           ===========      ===========
Ratio of earnings to combined fixed
  charges and preferred stock dividends                             - #             - #
-                                                          -----------      -----------

#) Earnings for the quarters ended March 31, 1999 and 1998 were insufficient to cover fixed charges by $72 and $286, respectively.



                             MediaOne Group, Inc.
                   RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollars in Millions)

                                                                   Quarter
                                                                    Ended

                                                               3/31/99          3/31/98
-                                                           -----------      -----------
Income from continuing operations
  before income taxes                                       $   (148)        $   (328)
Interest expense (net of amounts
  capitalized)                                                    96              150
Interest factor on rentals (1/3)                                   1                4
Equity losses in unconsolidated
  ventures (less than 50% owned)                                 102               75
Minority interest expense                                         49               32
                                                            -----------     -----------
Earnings                                                    $    100         $    (67)
                                                            ===========     ===========

Interest expense                                            $     99         $    160
Interest factor on rentals (1/3)                                   1                4
Minority interest expense                                         49               32
                                                            -----------      -----------
Fixed charges                                               $    149         $    196
                                                            ===========      ===========

Ratio of earnings to fixed charges                                 - #              - #

-                                                           -----------      -----------

#) Earnings for the quarters ended March 31, 1999 and 1998 were insufficient to cover fixed charges by $49 and $ 263, respectively.